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                   SUBSIDIARIES OF THE REGISTRANT                  EXHIBIT 21.1




                    Name                                   State of
                                                         Incorporation
     ------------------------------------------       --------------------
          Veltre Enterprises, Inc.                          Nevada

          Worldwide Collectibles, Inc.                      Nevada